Exhibit 19.1


Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report



  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               9



  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $5,999,999,848.25              367,333
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $725,000,000.00         1.820%                  October 15, 2002
   Class A-2 A Notes                                                550,000,000.00         2.390%                      May 15, 2004
   Class A-2 B Notes                                              1,550,000,000.00         1.841%                      May 15, 2004
   Class A-3 A Notes                                                325,000,000.00         3.620%                  January 15, 2006
   Class A-3 B Notes                                              1,740,000,000.00         1.861%                  January 15, 2006
   Class A-4 Notes                                                  606,480,000.00         4.360%                September 15, 2006
   Class B Notes                                                    173,570,000.00         4.790%                 November 15, 2006
   Class C Notes                                                    115,716,000.00         5.430%                  January 15, 2007
   Class D Certificates                                             115,716,000.00         6.000%                     June 15, 2008
                                                                    --------------
      Total                                                      $5,901,482,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $22,018,725.12                $3,509.26          $22,022,234.38
  Repurchased Loan Proceeds Related to Interest                          39,711.52                     0.00               39,711.52
                                                                         ---------                     ----               ---------
      Total                                                         $22,058,436.64                $3,509.26          $22,061,945.90

  Servicer Advances:
  Principal Advances                                                         $0.00                $4,848.58               $4,848.58
  Interest Advances                                                   4,543,277.33                   614.45            4,543,891.78
                                                                      ------------                   ------            ------------
      Total                                                          $4,543,277.33                $5,463.03           $4,548,740.36

  Principal:
  Principal Collections                                            $105,020,801.68              $105,581.37         $105,126,383.05
  Prepayments in Full                                                60,569,578.94                23,065.94           60,592,644.88
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,967,517.13                     0.00            1,967,517.13
  Payahead Draws                                                              0.00                13,190.94               13,190.94
                                                                              ----                ---------               ---------
      Total                                                        $167,557,897.75              $141,838.25         $167,699,736.00

  Liquidation Proceeds                                                                                                $2,384,721.91
  Recoveries from Prior Month Charge-Offs                                                                                 77,738.90
                                                                                                                          ---------
      Total Principal Collections                                                                                   $170,162,196.81

  Principal Losses for Collection Period                                                                              $5,864,406.40
  Total Regular Principal Reduction                                                                                 $173,568,990.98

  Total Collections                                                                                                 $196,772,883.07

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $196,772,883.07
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $196,772,883.07



                                     Page 1


  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               9

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $3,796,491.78        $3,796,491.78                $0.00
   Amount per $1,000 of Original Balance               0.64                 0.64                 0.00

Net Swap Payment                              $2,804,352.28

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 A Notes                     684,531.60           684,531.60                0.00                 0.00                0.00
   Class A2 B Notes                   1,500,548.34         1,500,548.34                0.00                 0.00                0.00
   Class A3 A Notes                     980,416.67           980,416.67                0.00                 0.00                0.00
   Class A3 B Notes                   2,723,620.55         2,723,620.55                0.00                 0.00                0.00
   Class A4 Notes                     2,203,544.00         2,203,544.00                0.00                 0.00                0.00
   Class B Notes                        692,833.58           692,833.58                0.00                 0.00                0.00
   Class C Notes                        523,614.90           523,614.90                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $9,309,109.64        $9,309,109.64               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $578,580.00          $578,580.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $9,887,689.64        $9,887,689.64               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $180,284,349.37

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        35,427,031.96
   Regular Principal Distribution Amount    129,538,137.58
                                            --------------
      Principal Distribution Amount        $164,965,169.54

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 A Notes                                       43,205,163.45
   Class A2 B Notes                                      121,760,006.09
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $164,965,169.54

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----
  Total Note and Certificate Principal Paid:            $164,965,169.54

  Collections Released to Servicer                       $15,319,179.83

  Total Available for Distribution         $196,772,883.07
  Total Distribution (incl. Servicing Fee) $196,772,883.07

  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               9

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 A Notes                                              78.55                    1.24                    79.80
  Class A2 B Notes                                              78.55                    0.97                    79.52
  Class A3 A Notes                                               0.00                    3.02                     3.02
  Class A3 B Notes                                               0.00                    1.57                     1.57
  Class A4 Notes                                                 0.00                    3.63                     3.63
  Class B Notes                                                  0.00                    3.99                     3.99
  Class C Notes                                                  0.00                    4.53                     4.53
                                                                 ----                    ----                     ----
      Total Notes                                              $28.51                   $1.61                   $30.12

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $27.95                   $1.68                   $29.63

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $4,273,066,966.24       0.7385482                $4,108,101,796.70       0.7100359
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 A Notes                            343,697,872.12       0.6249052                   300,492,708.67       0.5463504
  Class A2 B Notes                            968,603,094.12       0.6249052                   846,843,088.03       0.5463504
  Class A3 A Notes                            325,000,000.00       1.0000000                   325,000,000.00       1.0000000
  Class A3 B Notes                          1,740,000,000.00       1.0000000                 1,740,000,000.00       1.0000000
  Class A4 Notes                              606,480,000.00       1.0000000                   606,480,000.00       1.0000000
  Class B Notes                               173,570,000.00       1.0000000                   173,570,000.00       1.0000000
  Class C Notes                               115,716,000.00       1.0000000                   115,716,000.00       1.0000000
  Class D Certificates                        115,716,000.00       1.0000000                   115,716,000.00       1.0000000
                                              --------------       ---------                   --------------       ---------
     Total                                 $4,388,782,966.24       0.7436747                $4,223,817,796.70       0.7157215

  Portfolio Information
  Weighted Average Coupon (WAC)                         6.98%                                           6.99%
  Weighted Average Remaining Maturity (WAM)             44.14                                           43.33
  Remaining Number of Receivables                     309,110                                         299,113
  Portfolio Receivable Balance              $4,555,790,137.72                               $4,382,213,681.98

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $13,822,137.58
  Specified Credit Enhancement Amount                                                                        $43,822,136.82
  Yield Supplement Overcollateralization Amount                                                             $144,573,747.70
  Target Level of Overcollateralization                                                                     $158,395,885.28

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $29,999,999.24
  Specified Reserve Account Balance                                                                           29,999,999.24
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             29,999,999.24
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $29,999,999.24
  Change in Reserve Account Balance                                                                                   $0.00

  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               9


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $2,384,721.91
  Recoveries from Prior Month Charge-Offs                                                                                $77,738.90
  Total Principal Losses for Collection Period                                                                        $5,864,406.40
  Charge-off Rate for Collection Period (annualized)                                                                          0.90%
  Cumulative Net Losses for all Periods                                                                              $16,937,821.92


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         4,362                $65,786,728.93
  61-90 Days Delinquent                                                                           788                $11,632,806.64
  91-120 Days Delinquent                                                                          240                 $3,649,744.15
  Over 120 Days Delinquent                                                                        241                 $4,046,470.43

  Repossesion Inventory                                                                           609                 $9,938,876.27


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.6801%
  Preceding Collection Period                                                                                               0.8611%
  Current Collection Period                                                                                                 0.9135%
  Three Month Average                                                                                                       0.8182%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.3262%
  Preceding Collection Period                                                                                               0.3662%
  Current Collection Period                                                                                                 0.4243%
  Three Month Average                                                                                                       0.3722%

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  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                 September, 2002
  Distribution Date                                                                                                      10/15/2002
  Transaction Month                                                                                                               9

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                          $13,815,248.91                    $52,850.66
  New Advances                                                                           4,499,730.85                      5,463.03
  Servicer Advance Recoveries                                                            4,638,835.61                     15,785.57
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                             $13,676,144.15                    $42,528.12

  Current Month Interest Advances for Prepaid Loans                                        $43,546.48                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $20,558.93
  Additional Payaheads                                                                                                    28,273.71
  Payahead Draws                                                                                                          36,734.04
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                        $12,098.60


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